CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies

T.K. SPARKS

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: June 29, 2022 12:01 AM Pacific Time

Incorporation Number: **BC1284670**

Recognition Date and Time: *Incorporated on January 19, 2021 11:35 AM Pacific Time*

NOTICE OF ARTICLES

Name of Company:

MIDORI GROUP INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE, P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

Delivery Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE, P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE, P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

Delivery Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE, P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Kang, Ravinder

Mailing Address:	**Delivery Address:**
505 BURRARD STREET 1570 ONE BENTALL CENTRE VANCOUVER BC V7X 1M5 CANADA	505 BURRARD STREET 1570 ONE BENTALL CENTRE VANCOUVER BC V7X 1M5 CANADA

Last Name, First Name, Middle Name:
Lyons, Ken

Mailing Address:	**Delivery Address:**
3131 DRIFTWOOD DRIVE BURLINGTON ON L7M 3E1 CANADA	3131 DRIFTWOOD DRIVE BURLINGTON ON L7M 3E1 CANADA

Last Name, First Name, Middle Name:
Leeder, Robert

Mailing Address:	**Delivery Address:**
181 WYNFORD DRIVE, #2205 TORONTO ON M3C 0C6 CANADA	181 WYNFORD DRIVE, #2205 TORONTO ON M3C 0C6 CANADA

Last Name, First Name, Middle Name:
Dykun, Christina

Mailing Address:	**Delivery Address:**
415 L'AMBIANCE DRIVE UNIT C304 LONGBOAT FL 34228 UNITED STATES	415 L'AMBIANCE DRIVE UNIT C304 LONGBOAT FL 34228 UNITED STATES

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached